UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-2147929
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone number: (603) 669-4000	02-0181050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Other Events

Item 8.01.

Other Events.

On April 17, 2009, Public Service Company of New Hampshire (“PSNH” or the “Company”), a subsidiary of Northeast Utilities, petitioned the New Hampshire Public Utilities Commission (“NHPUC”) for a temporary increase of $36.4 million in annual distribution service revenues.  PSNH’s rates increased on a temporary basis by $25.6 million effective August 1, 2009, under a settlement agreement.

On June 30, 2009, PSNH filed an application with the NHPUC requesting a permanent increase in distribution rates of approximately $51 million on an annualized basis to be effective on August 1, 2009, and another $17 million effective July 1, 2010.  Any differences between temporary and permanent rates were to be reconciled back to August 1, 2009.

On April 30, 2010, PSNH, the NHPUC staff and the Office of Consumer Advocate (the “Settling Parties”) entered into and filed for NHPUC approval a Settlement On Permanent Distribution Rates (the “2010 Settlement”).  In the 2010 Settlement, PSNH and the Settling Parties agreed to a net distribution rate increase of $45.5 million on an annualized basis to be effective July 1, 2010, and annualized distribution rate adjustments projected at negative $2.9 million, and positive $9.5 million and $11.1 million on July 1 of each of the three subsequent years, respectively.

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The $45.5 million increase effective July 1, 2010 is in addition to the $25.6 million temporary increase that became effective August 1, 2009.

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The  $45.5 million increase includes a $13.7 million increase to reconcile the difference between the temporary rates and the permanent rates back to August 1, 2009.

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The projected decrease of $2.9 million on July 1, 2011 reflects primarily the end of the recoupment of the $13.7 million reconciliation increase on that date.

PSNH also agreed not to file a new distribution rate case until June 30, 2015.  During the term of the 2010 Settlement, PSNH’s ability to propose changes to its permanent distribution rate level will be limited to situations where its 12-month distribution return on equity (“ROE”) falls below 7% for two consecutive quarters or certain specified external events occur as defined in the 2010 Settlement.  Other provisions of the 2010 Settlement include:

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Allowed ROE on distribution only plant continues at the previously allowed level of 9.67%.

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Allowed debt/equity ratio of 47.6%/52.4%.

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If PSNH’s 12-month distribution ROE exceeds 10%, 75% of the excess earnings must be refunded to customers.

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The projected distribution rate changes on July 1, 2011 through July 1, 2013 are subject to reduction if PSNH’s actual net distribution utility plant falls below specified levels.

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Certain expenses that were previously recovered in the distribution rate, including a greater proportion of PSNH’s uncollectibles expense, will now be recovered in other rate components that are fully reconciled.

The NHPUC has scheduled hearings on the 2010 Settlement for May 10 and 12, 2010.

For further information, see PSNH’s Annual Report on Form 10-K for the year ended December 31, 2009, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Regulatory Developments and Rate Matters.”  A copy of the 2010 Settlement is available on the Northeast Utilities Investors website under the caption “Rate Case Update” at http://nuwnotes1.nu.com/apps/financial/nuinvest.nsf/RateCaseUpdates?openview.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (Registrants)
April 30, 2010	By: /s/ DAVID R. MCHALE David R. McHale Executive Vice President and Chief Financial Officer

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